Exhibit 99.1

UNITED CONTINENTAL HOLDINGS, INC.

ANNOUNCES THIRD QUARTER RESULTS

UNITED REPORTS THIRD QUARTER $473 MILLION PROFIT EXCLUDING SPECIAL ITEMS,

$387 MILLION ON GAAP BASIS

CONTINENTAL REPORTS THIRD QUARTER $367 MILLION PROFIT EXCLUDING SPECIAL ITEMS,

$354 MILLION ON GAAP BASIS

CHICAGO, Oct. 21, 2010 – United Continental Holdings, Inc. (NYSE: UAL) today announced individual third quarter 2010 financial results for United Airlines and Continental Airlines. On Oct. 1, a wholly owned subsidiary of United Continental Holdings, Inc., formerly UAL Corporation, merged with Continental Airlines, Inc. Financial results for United and Continental will be combined when the company reports fourth quarter 2010 results.

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United reported third quarter 2010 net income of $473 million or $2.12 diluted earnings per share excluding certain special items, an improvement of $533 million year-over-year. On a GAAP basis, United reported third quarter net income of $387 million.

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Continental reported third quarter 2010 net income of $367 million or $2.24 diluted earnings per share excluding certain special items, an improvement of $365 million year-over-year. On a GAAP basis, Continental reported third quarter net income of $354 million.

“Thanks to the efforts of my more than 80,000 co-workers across both airlines, we achieved strong third quarter financial and operational results at both United and Continental,” said Jeff Smisek, United’s president and chief executive officer. “We have begun our merger integration, and we have a lot of work ahead of us. By working together, we will create the airline that customers want to fly, employees want to work for, and shareholders want to own.”

•	United consolidated passenger revenue increased 21.4 percent in the third quarter 2010 compared to the same period in 2009.

•	Continental consolidated passenger revenue increased 20.6 percent in the third quarter 2010 compared to the same period in 2009.

“The strong revenue performance of the two carriers reflects the commitment of our co-workers to provide industry leading-products and service to our customers,” said Jim Compton, executive vice president and chief revenue officer. “As we integrate the two networks and create the world’s leading airline, we will provide even more value to our customers.”

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The companies ended the third quarter with a combined $9.1 billion of unrestricted cash, cash equivalents and short-term investments.

“The teams did a great job containing costs at both companies while running solid operations during the third quarter,” said Zane Rowe, United’s executive vice president and chief financial officer. “Our strong liquidity position gives us flexibility as we integrate our companies and manage our debt maturities.”

Standalone United Airlines Third Quarter Revenue and Capacity

For the third quarter of 2010, United’s total revenue was $5.4 billion, an increase of 21.7 percent compared to the same period in 2009. Consolidated passenger revenue for the third quarter rose 21.4 percent, or $878 million, compared to the same period in 2009.

Consolidated revenue passenger miles (RPMs) for the third quarter of 2010 increased 3.9 percent while capacity increased 2.6 percent year-over-year, resulting in a third quarter consolidated load factor of 85.9 percent.

Consolidated yield for the third quarter 2010 increased 16.9 percent year-over-year. Combined with the 1.0 point year-over-year increase in consolidated load factor, third quarter 2010 consolidated passenger revenue per available seat miles (RASM) increased 18.3 percent compared to the same period in 2009.

United’s mainline RPMs in the third quarter of 2010 increased 1.9 percent on a mainline capacity increase of 0.7 percent year-over-year, resulting in a third quarter mainline load factor of 86.8 percent. Mainline yield for the third quarter 2010 increased 17.6 percent over the same period in 2009. Together with the 1.0 point year-over-year increase in mainline load factor, third quarter 2010 mainline RASM increased 18.9 percent year-over-year.

Passenger revenue for the third quarter of 2010 and period-to-period comparisons of related statistics by geographic region for United’s mainline and regional operations are as follows:

Geographic Area	3Q 2010 Passenger Revenue (millions)	Passenger Revenue % vs. 3Q 2009	RASM % vs. 3Q 2009	Yield % vs. 3Q 2009	ASM[1] % vs. 3Q 2009

Domestic	$2,101	7.7%	10.7%	9.8%	(2.8%)

Pacific	$869	43.2%	41.0%	34.1%	1.6%
Atlantic	$827	30.2%	19.6%	22.0%	8.9%
Latin America	$116	54.8%	39.6%	39.8%	10.8%

International	$1,812	37.6%	30.7%	28.4%	5.3%

Mainline	$3,913	19.8%	18.9%	17.6%	0.7%

Regional	$1,076	27.5%	11.1%	8.2%	14.8%

Consolidated	$4,989	21.4%	18.3%	16.9%	2.6%

[1]	ASM: Available Seat Miles

Cargo revenue in the third quarter of 2010 increased 40 percent, or $50 million, year-over-year as continued improvements in demand drove strength in both freight volume and yield across all regions, particularly trans-Pacific markets.

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Standalone United Airlines Third Quarter Costs

United’s total consolidated expenses for the third quarter 2010, excluding certain special items, increased $463 million or 10.7 percent compared to the third quarter of 2009, of which $211 million was due to higher fuel costs. On a GAAP basis, United’s total consolidated expenses increased $514 million or 11.8 percent compared to the third quarter of 2009. Third quarter 2010 consolidated expenses, excluding fuel, profit-sharing programs and certain special items, increased $162 million or 5.4 percent year-over-year on 2.6 percent higher capacity.

Consolidated and mainline costs per available seat mile (CASM), excluding certain special items, increased 7.9 percent and 8.4 percent, respectively, in the third quarter 2010 compared to the same period last year. On a GAAP basis, CASM increased 9.0 and 9.6 percent, respectively. Consolidated fuel prices for the third quarter of 2010 increased 14.4 percent compared to the third quarter of 2009, while consolidated fuel consumption increased 4.2 percent year-over-year. In the third quarter, holding fuel and profit sharing constant and excluding certain special items, consolidated CASM increased 2.4 percent and mainline CASM increased 2.5 percent compared to the same period in 2009.

Standalone Continental Airlines Third Quarter Revenue and Capacity

Continental’s total revenue for the third quarter of 2010 was $4.0 billion, an increase of 19.2 percent compared to the same period in 2009. Consolidated passenger revenue for the third quarter of 2010 increased 20.6 percent, or $608 million, compared to the same period in 2009.

Consolidated RPMs for the third quarter of 2010 increased 1.6 percent while capacity increased 0.6 percent year-over-year, resulting in a third quarter consolidated load factor of 85.9 percent.

Consolidated yield for the third quarter 2010 increased 18.7 percent year-over-year. Combined with the 0.8 point year-over-year increase in consolidated load factor, third quarter 2010 consolidated RASM increased 19.8 percent compared to the same period in 2009.

Mainline RPMs in the third quarter of 2010 increased 1.6 percent on a mainline capacity increase of 0.6 percent year-over-year, resulting in a third quarter mainline load factor of 86.6 percent. Mainline yield for the third quarter 2010 increased 19.6 percent over the same period in 2009. Together with the 0.8 point year-over-year increase in mainline load factor, third quarter 2010 mainline RASM increased 20.8 percent year-over-year.

Passenger revenue for the third quarter of 2010 and period-to-period comparisons of related statistics by geographic region for the company’s mainline and regional operations are as follows:

Geographic Area	3Q 2010 Passenger Revenue (millions)	Passenger Revenue % vs. 3Q 2009	RASM % vs. 3Q 2009	Yield % vs. 3Q 2009	ASM[1] % vs. 3Q 2009

Domestic	$1,351	14.8%	16.2%	17.5%	(1.2)%

Trans-Atlantic	$848	30.8%	25.8%	22.5%	3.9%
Latin America	$424	17.4%	16.8%	17.5%	0.5%
Pacific	$344	34.7%	33.4%	22.3%	0.9%

International	$1,616	27.7%	24.8%	21.1%	2.4%

Mainline	$2,967	21.5%	20.8%	19.6%	0.6%

Regional	$588	16.4%	15.8%	14.2%	0.5%

Consolidated	$3,555	20.6%	19.8%	18.7%	0.6%

[1]	ASM: Available Seat Miles

Cargo revenue in the third quarter of 2010 increased 25 percent, or $23 million, compared to the same period in 2009, principally due to increased freight volume.

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Standalone Continental Airlines Third Quarter Costs

Continental’s total consolidated expenses for the third quarter 2010, excluding certain special items, increased $263 million or 8.1 percent year-over-year, of which $103 million was related to higher fuel costs. On a GAAP basis, Continental’s total consolidated expenses increased $256 million or 7.9 percent compared to the third quarter of 2009. Consolidated expenses for the third quarter 2010, excluding fuel, profit-sharing programs and certain special items, increased $102 million or 4.3 percent year-over-year on 0.6 percent higher capacity.

In the third quarter 2010, consolidated and mainline CASM, excluding certain special items, increased 7.5 percent and 8.3 percent, respectively, compared to the third quarter of 2009. On a GAAP basis, CASM increased 7.2 and 8.3 percent, respectively. Consolidated fuel prices for the third quarter of 2010 increased 11.1 percent compared to the third quarter of 2009, while consolidated fuel consumption increased 0.5 percent year-over-year. Holding fuel and profit sharing constant and excluding certain special items, consolidated and mainline CASM increased 2.7 percent and 3.1 percent respectively in the third quarter 2010 compared to the same period last year.

United and Continental Combined Third Quarter Liquidity

United and Continental ended the third quarter with a combined $9.1 billion in unrestricted cash, cash equivalents and short-term investments. During the quarter, the companies generated approximately $750 million of operating cash flow, had scheduled debt and net capital lease payments of $295 million and had capital expenditures of $185 million. In addition, United pre-paid approximately $140 million of debt in the third quarter. In August, Continental issued $800 million of senior secured notes due 2015 at an annual interest rate of 6.75 percent and used $350 million of net proceeds to pre-pay indebtedness.

Notable Third Quarter Accomplishments for United and Continental

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United and Continental reached a transition and process agreement with the pilots of both companies. The agreement provides a framework for pilot operations until the two groups reach a joint collective bargaining agreement and single seniority list, and the carriers obtain a single operating certificate.

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Continental reached tentative agreements on new labor contracts with the International Association of Machinists and Aerospace Workers representing Continental flight attendants and with the International Brotherhood of Teamsters representing Continental aircraft maintenance technicians and related employees.

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Through Sept. 30, 2010, the companies have accrued a total of $214 million under their respective profit-sharing plans. The actual amount of profit sharing that the companies will distribute to eligible employees in February 2011 depends on each company’s full-year financial results.

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United employees earned cash incentive payments for on-time performance and customer satisfaction totaling $12 million during the third quarter. For the quarter, United recorded a DOT on-time arrival rate of 85.8 percent and a systemwide mainline segment completion factor of 99.1 percent.

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Continental employees earned cash incentive payments for on-time performance totaling $8 million during the third quarter. Continental recorded a DOT on-time arrival rate of 83.2 percent and a systemwide mainline segment completion factor of 99.8 percent. Continental operated 31 days during the quarter without a single mainline flight cancellation.

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United reconfigured six Boeing 777 aircraft with new products in first- and business-class and improved inflight entertainment and seat options in economy. United has now reconfigured 51 (21 767s, 6 777s and 24 747s) of 91 aircraft in its international widebody fleet.

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Continental continued to install new flat-bed BusinessFirst seats on its Boeing 777 and 757 aircraft during the quarter, with 40 (16 777s and 24 757s) of 63 international aircraft now completed. The company also continued its DIRECTV® installation, with the service now offered on 145 narrowbody aircraft.

•	Continental announced plans to launch nonstop flights between Newark Liberty and Cairo, Egypt, beginning May 18, 2011, subject to government approval.

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Star Alliance members Continental Airlines and Brussels Airlines announced plans to start codesharing on Continental’s trans-Atlantic flights between New York and Brussels complementing existing codesharing between United and Brussels Airlines on flights linking Washington and Chicago with Brussels. In addition, Continental announced plans to start codesharing with Aegean Airlines between New York and Athens.

Merger Integration

Upon the Oct. 1 close of their merger, United and Continental began their integration process. The companies introduced new benefits for customers, including reciprocal upgrade and preferred seating benefits for Mileage Plus and OnePass elite members and expanded free wireless and complimentary alcoholic beverages to airport club lounges across the combined network. The companies have also started the first phase of optimizing their combined route network to offer customers more travel options.

United and Continental continue to operate as separate carriers, and will do so until they receive their single operating certificate, which they currently expect to achieve by the end of 2011. However, travelers will begin to see a more unified product in the spring of 2011, as the carriers integrate key customer service and marketing activities to deliver a more seamless product.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate a total of approximately 5,800 flights a day to 371 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington,

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D.C. United and Continental are members of Star Alliance, which offers more than 21,200 daily flights to 1,172 airports in 181 countries worldwide through its 28 member airlines. United’s and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to . For more information about the airlines, see and , and follow each company on Twitter and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATEMENT OF CONSOLIDATED OPERATIONS

	Three Months		%	Nine Months		%
	Ended September 30,		Increase/	Ended September 30,		Increase/
(In millions, except per share data) (Unaudited)	2010	2009	(Decrease)	2010	2009	(Decrease)
Operating Revenue:
Passenger:
Mainline	$3,913	$3,267	19.8%	$10,651	$8,909	19.6%
Regional Affiliates	1,076	844	27.5%	2,937	2,252	30.4%

Total Passenger Revenue	4,989	4,111	21.4%	13,588	11,161	21.7%
Cargo	175	125	40.0%	522	370	41.1%
Other	230	197	16.8%	686	611	12.3%

Total Operating Revenue	5,394	4,433	21.7%	14,796	12,142	21.9%

Operating Expenses:
Aircraft fuel	1,242	1,064	16.7%	3,398	2,528	34.4%
Wages, salaries and related costs	1,085	954	13.7%	3,053	2,838	7.6%
Regional affiliates	914	775	17.9%	2,640	2,154	22.6%
Purchased services	278	279	(0.4%)	821	852	(3.6%)
Aircraft maintenance materials and outside repairs	262	253	3.6%	729	718	1.5%
Landing fees and other rentals	240	226	6.2%	709	676	4.9%
Depreciation and amortization	224	220	1.8%	652	675	(3.4%)
Distribution costs	161	145	11.0%	452	402	12.4%
Aircraft rentals	82	88	(6.8%)	244	265	(7.9%)
Cost of third party sales	64	59	8.5%	182	172	5.8%
Impairments, merger-related costs and special items (B)	63	43	46.5%	187	250	(25.2%)
Other	244	239	2.1%	691	699	(1.1%)

Total Operating Expenses	4,859	4,345	11.8%	13,758	12,229	12.5%

Operating Income (Loss)	535	88	NM	1,038	(87)	NM

Nonoperating Income (Expense):
Interest expense	(171)	(146)	17.1%	(520)	(415)	25.3%
Interest income	5	3	66.7%	8	15	(46.7%)
Interest capitalized	2	3	(33.3%)	7	8	(12.5%)
Other, net	15	(10)	NM	42	19	121.1%

Total Nonoperating Income (Expense)	(149)	(150)	(0.7%)	(463)	(373)	24.1%

Income (Loss) before Income Taxes and equity in earnings of affiliates	386	(62)	NM	575	(460)	NM
Income Tax Benefit (C)	—	(4)	(100.0%)	(1)	(46)	(97.8%)

Income (Loss) before equity in earnings of affiliates	386	(58)	NM	576	(414)	NM
Equity in earnings of affiliates	1	1	—	2	3	(33.3%)

Net Income (Loss)	$387	$(57)	NM	$578	$(411)	NM

Earnings (Loss) per share, basic	$2.30	($0.39)	NM	$3.44	($2.83)	NM

Earnings (Loss) per share, diluted	$1.75	($0.39)	NM	$2.78	($2.83)	NM

Weighted average shares, basic	168	146	15.1%	168	145	15.9%
Weighted average shares, diluted	235	146	61.0%	231	145	59.3%

NM	Not meaningful.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(A)	United Continental Holdings, Inc. (NYSE: UAL) is a holding company and its principal, wholly-owned subsidiaries are United Air Lines, Inc. (“United”) and, effective October 1, 2010, Continental Airlines, Inc. (“Continental”). Continental became a subsidiary of UAL as a result of a merger transaction. As a consequence of the merger, UAL Corporation changed its name to United Continental Holdings, Inc. Because the merger occurred on October 1, 2010, the results of UAL presented herein do not include the impact of Continental’s operations.

(B)	Impairments, merger-related costs and special items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009

Intangible asset impairments	$—	$—	$—	$150
Aircraft and spare parts impairments	22	19	112	19

Total impairments	22	19	112	169
Merger-related costs	44	—	72	—
LAX municipal bond litigation	—	—	—	27
Lease termination and other special items	(3)	24	3	54

Total impairments, merger-related costs and special items	63	43	187	250

Severance	2	22	1	23
Employee benefit adjustments	—	—	—	(33)
(Gain) Loss on asset sales	5	(11)	15	(11)
Accelerated depreciation related to early asset retirement	4	6	13	38

Total other charges	11	17	29	17

Total impairments, merger-related costs, special items and other charges	74	60	216	267

Operating non-cash net mark-to-market (“MTM”) (gains) losses on undesignated fuel hedges	12	(25)	18	(521)

Total operating impact	86	35	234	(254)

Non-operating non-cash net MTM (gains) on undesignated fuel hedges	—	(34)	—	(241)

Pre-tax impairments, merger-related costs, special items, other charges and non-cash net MTM impact	86	1	234	(495)

Income tax benefit on impairments, other charges and other non-cash tax expense	—	(4)	(1)	(46)

Total impairments, merger-related costs, special items, other charges and non-cash net MTM impact, net of tax	$86	$(3)	$233	$(541)

(C)	Effective tax rates differ from the federal statutory rate of 35% primarily due to the following: changes in the valuation allowance, expenses that are not deductible for federal income tax purposes and state income taxes. We are required to provide a valuation allowance for our deferred tax assets in excess of deferred tax liabilities because UAL concluded that it is more likely than not that such deferred tax assets will ultimately not be realized. As a result, pre-tax losses for the three and nine months of September 30, 2009 were not reduced by any tax benefits except for certain tax benefits resulting from the disposal and impairment of indefinite-lived intangible assets. No federal income tax expense was recorded related to pre-tax income for the three and nine months ended September 30, 2010 due to the utilization of book net operating losses for which no benefit had previously been recognized.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(D)	UAL’s results of operations include aircraft fuel expense for both United Mainline jet operations and Regional Affiliates. Aircraft fuel expense incurred as a result of the UAL’s Regional Affiliates’ operations is reflected in Regional Affiliates operating expense. In accordance with UAL’s agreement with its Regional Affiliates, these costs are incurred by UAL. Fuel hedging gains or losses are not allocated to Regional Affiliates fuel expense.

	Year-Over-Year Impact of Fuel Expense
	United Mainline and Regional Affiliates Operations

	Three Months Ended		%	Nine Months Ended		%
(In millions, except per gallon)	September 30,		Increase/	September 30,		Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)
Total mainline fuel expense	$1,242	$1,064	16.7%	$3,398	$2,528	34.4%
Exclude impact of non-cash net MTM gains (losses)	(12)	25	NM	(18)	521	NM

Mainline fuel expense excluding MTM impact	1,230	1,089	12.9%	3,380	3,049	10.9%
Add: Regional Affiliates fuel expense	292	222	31.5%	829	564	47.0%

Consolidated fuel expense excluding MTM impact	1,522	1,311	16.1%	4,209	3,613	16.5%
Exclude impact of fuel hedge settlements	(60)	(92)	(34.8%)	(89)	(491)	(81.9%)
Exclude impact of fuel hedge ineffectiveness	—	—	—	(3)	—	NM

Consolidated fuel expense excluding hedge impacts (a) (b)	$1,462	$1,219	19.9%	$4,117	$3,122	31.9%

Mainline fuel consumption (gallons)	520	511	1.8%	1,461	1,480	(1.3%)
Mainline average jet fuel price per gallon (cents)	238.8	208.2	14.7%	232.6	170.8	36.2%

Mainline average jet fuel price per gallon excluding non-cash net MTM impact (cents)	236.5	213.1	11.0%	231.3	206.0	12.3%

Mainline average jet fuel price per gallon excluding fuel hedge impacts (cents)	225.0	195.1	15.3%	225.1	172.8	30.3%

Regional Affiliates fuel consumption (gallons)	122	105	16.2%	339	294	15.3%
Regional Affiliates average jet fuel price per gallon (cents)	239.3	211.4	13.2%	244.5	191.8	27.5%

Consolidated consumption (gallons)	642	616	4.2%	1,800	1,774	1.5%
Consolidated average jet fuel price per gallon (cents)	238.9	208.8	14.4%	234.8	174.3	34.7%

Consolidated average jet fuel price per gallon excluding non-cash net MTM impact (cents)	237.1	212.8	11.4%	233.8	203.7	14.8%

Consolidated average jet fuel price per gallon excluding fuel hedge impacts (cents)	227.7	197.9	15.1%	228.7	176.0	29.9%

(a)	See Note (F) for further information related to fuel hedging and non-GAAP measures.

(b)	Beginning April 1, 2010, UAL designated substantially all of its outstanding fuel derivative contracts as cash flow hedges under GAAP. As of September 30, 2010, UAL has recognized $6 million of accumulated other comprehensive gains on its balance sheet for these designated hedges. Effective with the third quarter of 2010, UAL classified the ineffective portion of these designated hedges within non-operating income (expense).

(E)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $111 million for both of the three months ended September 30, 2010 and 2009 and $333 million and $327 million for the nine months ended September 30, 2010 and 2009, respectively. This rent is included in Regional Affiliates expense in our Statements of Consolidated Operations.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(F)	Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of UAL’s on-going performance. UAL began to apply cash flow hedge accounting effective April 1, 2010. Prior to the designation of fuel hedge instruments as cash flow hedges, MTM gains and losses were immediately recognized in fuel expense. UAL believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

	Three Months Ended September 30,
	2010	2009
Consolidated Operating Expenses (In millions)	$4,859	$4,345
Special Items (a):
Impairments	(22)	(19)
Special items and other charges	(8)	(41)
Merger-related costs	(44)	—
Non-cash net fuel MTM impact	(12)	25

Adjusted consolidated operating expenses, excluding special items	4,773	4,310
Consolidated fuel expense (excluding non-cash net MTM impact)	(1,522)	(1,311)
Profit sharing programs including taxes	(90)	—

Adjusted consolidated operating expenses, excluding fuel, profit- sharing programs and special items	$3,161	$2,999

	Three Months Ended September 30,
	2010	2009

Net Income (Loss) (In millions)	$387	$(57)
Special items (a):
Impairments	22	19
Special items and other charges	8	37
Merger-related costs	44	—
Non-cash net fuel MTM impact	12	(59)

Adjusted Net Income (Loss)	$473	$(60)

	Three Months Ended September 30,
	2010	2009

Earnings (Loss) per Share
Diluted earnings (loss) per share	$1.75	($0.39)
Special items (a):
Impairments	0.09	0.13
Special items and other charges	0.04	0.26
Merger-related costs	0.19	—
Non-cash net fuel MTM impact	0.05	(0.41)

Adjusted diluted earnings (loss) per share	$2.12	$(0.41)

(a)	Special items are net of tax of $0, except for a $4 million tax benefit that is included within “special items and other changes” in the net income and EPS reconciliations.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)
CASM Mainline Operations (cents)

Cost per available seat mile (CASM)	12.16	11.09	9.6%	12.13	10.75	12.8%

Less: Special items and non-cash net MTM impact	(0.26)	(0.11)	136.4%	(0.25)	0.27	NM

CASM, excluding special items and non-cash net MTM impact	11.90	10.98	8.4%	11.88	11.02	7.8%
Less: Fuel cost per available seat mile	(3.79)	(3.38)	12.1%	(3.69)	(3.25)	13.5%

CASM, excluding special items, non-cash net MTM impact and fuel	8.11	7.60	6.7%	8.19	7.77	5.4%
Less: Profit sharing cost per available seat mile	(0.28)	—	NM	(0.17)	—	NM

CASM, excluding special items, non-cash net MTM impact, fuel and profit sharing	7.83	7.60	3.0%	8.02	7.77	3.2%

Add: Profit sharing held constant at prior year expense per available seat mile	—	—	—	—	—	—
Add: Current year fuel cost at prior year fuel price per available seat mile	3.42	—	NM	3.28	—	NM
Add: Prior year fuel cost per available seat mile	—	3.38	NM	—	3.25	NM

CASM, holding fuel and profit sharing constant and excluding special items and non-cash net MTM impact	11.25	10.98	2.5%	11.30	11.02	2.5%

CASM Consolidated Operations (cents)

Cost per available seat mile (CASM)	12.79	11.73	9.0%	12.82	11.42	12.3%
Less: Special items and non-cash net MTM impact	(0.23)	(0.09)	155.6%	(0.22)	0.24	NM

CASM, excluding special items and non-cash net MTM impact	12.56	11.64	7.9%	12.60	11.66	8.1%
Less: Fuel cost per available seat mile	(4.00)	(3.54)	13.0%	(3.92)	(3.38)	16.0%

CASM, excluding special items, non-cash net MTM impact and fuel	8.56	8.10	5.7%	8.68	8.28	4.8%
Less: Profit sharing cost per available seat mile	(0.24)	—	NM	(0.14)	—	NM

CASM, excluding special items, non-cash net MTM impact, fuel and profit sharing	8.32	8.10	2.7%	8.54	8.28	3.1%
Add: Profit sharing held constant at prior year expense per available seat mile	—	—	—	—	—	—
Add: Current year fuel cost at prior year fuel price per available seat mile	3.60	—	NM	3.42	—	NM
Add: Prior year fuel cost per available seat mile	—	3.54	NM	—	3.38	NM

CASM, holding fuel and profit sharing constant and excluding special items and non-cash net MTM	11.92	11.64	2.4%	11.96	11.66	2.6%

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATISTICS

	Three Months		%		Nine Months		%
	Ended September 30,		Increase/		Ended September 30,		Increase/
	2010	2009	(Decrease)		2010	2009	(Decrease)
Mainline Operations:
Passengers (thousands)	14,542	15,179	(4.2%)		40,948	42,933	(4.6%)
Revenue passenger miles (millions)	28,149	27,611	1.9%		77,433	76,510	1.2%
Available seat miles (millions)	32,431	32,193	0.7%		91,634	93,746	(2.3%)
Cargo ton miles (millions)	452	409	10.5%		1,422	1,128	26.1%

Passenger load factor
Mainline	86.8%	85.8%	1.0	pts.	84.5%	81.6%	2.9	pts.
Domestic	87.3%	86.6%	0.7	pts.	85.3%	84.1%	1.2	pts.
International	86.2%	84.7%	1.5	pts.	83.5%	78.5%	5.0	pts.

Passenger revenue per available seat mile (cents)	12.07	10.15	18.9%		11.62	9.50	22.3%
Total revenue per available seat mile (cents)	13.31	11.15	19.4%		12.94	10.55	22.7%
Average yield per revenue passenger mile (cents) (a)	13.86	11.79	17.6%		13.71	11.61	18.1%
Average fare per passenger	$269.05	$215.26	25.0%		$260.11	$207.51	25.3%

Cost per available seat mile (CASM) (cents):
CASM (b)	12.16	11.09	9.6%		12.13	10.75	12.8%
CASM, excluding special items and non-cash net MTM impact	11.90	10.98	8.4%		11.88	11.02	7.8%
CASM, excluding special items, non-cash net MTM impact and fuel	8.11	7.60	6.7%		8.19	7.77	5.4%
CASM, excluding special items, non-cash net MTM impact, fuel and profit sharing	7.83	7.60	3.0%		8.02	7.77	3.2%
CASM, holding fuel rate and profit sharing constant, excluding special items and non-cash net MTM impact	11.25	10.98	2.5%		11.30	11.02	2.5%

Average price per gallon of jet fuel (cents) (c)	238.8	208.2	14.7%		232.6	170.8	36.2%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	236.5	213.1	11.0%		231.3	206.0	12.3%
Average price per gallon of jet fuel excluding fuel hedge impact (cents) (c)	225.0	195.1	15.3%		225.1	172.8	30.3%
Fuel gallons consumed (millions)	520	511	1.8%		1,461	1,480	(1.3%)

Aircraft in fleet at end of period	360	371	(3.0%)		360	371	(3.0%)
Average stage length (miles) (d)	1,850	1,730	6.9%		1,810	1,711	5.8%
Average daily utilization of each aircraft (hours)	11:24	11:14	1.5%		11:02	10:50	1.8%

(a)	Yields exclude industry reduced fares, which have the impact of increasing yield by approximately 0.05 cents per RPM for all periods.
(b)	Includes impact of special charges and merger-related costs.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATISTICS (Continued)

	Three Months		%		Nine Months		%
	Ended September 30,		Increase/		Ended September 30,		Increase/
	2010	2009	(Decrease)		2010	2009	(Decrease)
Regional Affiliates:
Passengers (thousands)	7,711	6,897	11.8%		21,447	18,875	13.6%
Revenue passenger miles (millions)	4,495	3,814	17.9%		12,337	10,224	20.7%
Available seat miles (millions)	5,557	4,841	14.8%		15,667	13,340	17.4%
Passenger load factor	80.9%	78.8%	2.1	pts.	78.7%	76.6%	2.1	pts.
Passenger revenue per available seat mile (cents)	19.36	17.43	11.1%		18.75	16.88	11.1%
Average yield per revenue passenger mile (cents)	23.94	22.13	8.2%		23.81	22.03	8.1%
Aircraft in fleet at end of period	295	292	1.0%		295	292	1.0%
Average stage length (miles) (a)	552	507	8.9%		536	498	7.6%

Consolidated Operations (Mainline and Regional Affiliates):
Passengers (thousands)	22,253	22,076	0.8%		62,395	61,808	0.9%
Revenue passenger miles (millions)	32,644	31,425	3.9%		89,770	86,734	3.5%
Available seat miles (millions)	37,988	37,034	2.6%		107,301	107,086	0.2%
Passenger load factor	85.9%	84.9%	1.0	pts.	83.7%	81.0%	2.7	pts.
Passenger revenue per available seat mile (cents)	13.13	11.10	18.3%		12.66	10.42	21.5%
Total revenue per available seat miles (cents)	14.20	11.97	18.6%		13.79	11.34	21.6%
Average yield per revenue passenger mile (cents) (b)	15.25	13.05	16.9%		15.10	12.83	17.7%

CASM (c)	12.79	11.73	9.0%		12.82	11.42	12.3%
CASM, excluding special items and non-cash net MTM impact	12.56	11.64	7.9%		12.60	11.66	8.1%
CASM, excluding special items, non-cash net MTM impact and fuel	8.56	8.10	5.7%		8.68	8.28	4.8%

CASM, excluding special items, non-cash net MTM impact, fuel and profit sharing	8.32	8.10	2.7%		8.54	8.28	3.1%
CASM, holding fuel rate and profit sharing constant, excluding special items and non-cash net MTM impact	11.92	11.64	2.4%		11.96	11.66	2.6%

Average price per gallon of jet fuel (cents) (d)	238.9	208.8	14.4%		234.8	174.3	34.7%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (d)	237.1	212.8	11.4%		233.8	203.7	14.8%
Average price per gallon of jet fuel excluding fuel hedge impacts (cents) (d)	227.7	197.9	15.1%		228.7	176.0	29.9%
Fuel gallons consumed (millions)	642	616	4.2%		1,800	1,774	1.5%
Average full-time equivalent employees (thousands)	42.7	43.6	(2.1%)		42.7	44.0	(3.0%)

Cash Flow (In millions):
Operating cash flow	$445	$56	NM		$1,801	$878	105.1%
Capital expenditures	(88)	(60)	46.7%		(212)	(230)	(7.8%)
Advanced deposits on aircraft	—	—	—		(42)	—	NM

(a)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).
(b)	Yields exclude industry reduced fares, which have the impact of increasing yield by approximately 0.05 cents per RPM for all periods.
(c)	Includes impact of special charges and merger-related costs.
(d)	Fuel price per gallon includes aircraft fuel and related taxes.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months		%	Nine Months		%
	Ended September 30,		Increase/	Ended September 30,		Increase/
(In millions, except per share data)	2010	2009	(Decrease)	2010	2009	(Decrease)
Operating Revenue:
Passenger:
Mainline	$2,967	$2,442	21.5%	$8,002	$6,940	15.3%
Regional	588	505	16.4%	1,667	1,391	19.8%

Total Passenger Revenue	3,555	2,947	20.6%	9,669	8,331	16.1%
Cargo	115	92	25.0%	328	259	26.6%
Other	283	278	1.8%	833	814	2.3%

Total Operating Revenue	3,953	3,317	19.2%	10,830	9,404	15.2%

Operating Expenses:
Aircraft fuel and related taxes	984	881	11.7%	2,806	2,507	11.9%
Wages, salaries and related costs	909	794	14.5%	2,527	2,358	7.2%
Aircraft rentals	230	233	(1.3%)	689	705	(2.3%)
Landing fees and other rentals	228	222	2.7%	656	647	1.4%
Regional capacity purchase	212	211	0.5%	625	641	(2.5%)
Distribution costs	193	160	20.6%	555	467	18.8%
Maintenance, materials and repairs	131	159	(17.6%)	413	473	(12.7%)
Depreciation and amortization	124	124	0.0%	380	353	7.6%
Passenger services	106	99	7.1%	299	282	6.0%
Special charges (a)	2	20	NM	18	68	NM
Merger-related costs (b)	11	0	NM	29	0	NM
Other	382	353	8.2%	1,114	1,050	6.1%

Total Operating Expenses	3,512	3,256	7.9%	10,111	9,551	5.9%

Operating Income (Loss)	441	61	NM	719	(147)	NM

Nonoperating Income (Expense):
Interest expense	(102)	(91)	12.1%	(288)	(274)	5.1%
Interest capitalized	5	8	(37.5%)	17	25	(32.0%)
Interest income	2	2	0.0%	6	10	(40.0%)
Other, net	8	2	NM	(12)	19	NM

Total Nonoperating Income (Expense)	(87)	(79)	10.1%	(277)	(220)	25.9%

Income (Loss) before Income Taxes	354	(18)	NM	442	(367)	NM
Income Taxes (c)	0	0	NM	(1)	0	NM

Net Income (Loss)	$354	($18)	NM	$441	($367)	NM

Earnings per share, basic	$2.52	($0.14)	NM	$3.16	($2.91)	NM
Earnings per share, diluted	$2.16	($0.14)	NM	$2.81	($2.91)	NM

Weighted average shares, basic	140	132	6.1%	140	126	11.1%
Weighted average shares, diluted	167	132	26.5%	167	126	32.5%

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

CONSOLIDATED NOTES (UNAUDITED)

(a)	Operating Expenses: Special Charges. Includes the following (in millions):

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)

Aircraft-related charges, net	$0	$6	NM	$6	$53	NM
Severance and other	2	14	NM	12	15	NM

Total special charges	$2	$20	NM	$18	$68	NM

2010. In the nine months ended September 30, 2010, the company recorded $6 million of aircraft-related charges related to grounded Boeing 737-300 aircraft, net of gains on two 737-500 aircraft sold to a foreign buyer. Severance and other special charges in the nine months ended September 30, 2010 include severance charges of $3 million related to the elimination of approximately 600 reservation positions and other special charges of $9 million primarily related to an adjustment to a reserve for unused facilities due to reductions in expected sublease income for a maintenance hangar in Denver.

2009. During the third quarter of 2009, the company subleased five grounded EMB-135 aircraft resulting in aircraft-related charges of $6 million representing the difference between the sublease rental income and the contracted rental payments on those aircraft. Severance and other during the third quarter of 2009 represents a charge of $5 million for severance and other costs in connection with reductions in force, furloughs and leaves of absence and a $9 million adjustment to increase a reserve for unused facilities due to reductions in expected sublease income primarily for a maintenance hangar in Denver. Aircraft-related charges in 2009 prior to the third quarter include $31 million of non-cash impairments on owned Boeing 737-300 and 737-500 aircraft and related assets and $16 million of other charges ($12 million of which was non-cash) related to the grounding and disposition of Boeing 737-300 aircraft and the write-off of certain obsolete spare parts.

(b)	Merger-related costs of $11 million and $29 million in the three and nine months ended September 30, 2010, respectively, relating to financial advisor, legal, accounting and consultant fees and communication and integration costs.

(c)	Effective tax rates differ from the federal statutory rate of 35% primarily due to the following: changes in the valuation allowance, expenses that are not deductible for federal income tax purposes and state income taxes. We are required to provide a valuation allowance for our deferred tax assets in excess of deferred tax liabilities because the company concluded that it is more likely than not that such deferred tax assets will ultimately not be realized. As a result, pre-tax losses for the three and nine months ended September 30, 2009 were not reduced by any tax benefit. No federal income tax expense was recorded related to pretax income for the three and nine months ended September 30, 2010 due to the utilization of book net operating losses for which no benefit had previously been recognized.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)
Mainline Average Price per Gallon of Jet Fuel (cents)
Average price per gallon of jet fuel (in cents)	221.2	199.1	11.1%	220.7	196.9	12.1%

Less: Fuel hedge impacts (a)	(3.7)	(9.3)	(60.2%)	(1.8)	(31.1)	(94.2%)

Average price per gallon of jet fuel excluding fuel hedge impacts (b)	217.5	189.8	14.6%	218.9	165.8	32.0%

(a)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the company’s control.
(b)	These financial measures provide management and investors the ability to measure and monitor Continental’s performance on a consistent basis.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended September 30,
	2010	2009

Consolidated Operating Expenses (in millions)	$3,512	$3,256

Special Items (a):
Impairments	0	0
Special items and other charges	(2)	(20)
Merger-related costs	(11)	0
Non-cash net fuel MTM impact	0	0

Adjusted consolidated operating expenses, excluding special items	$3,499	$3,236
Fuel Expense	(984)	(881)
Profit sharing programs including taxes	(58)	0

Adjusted consolidated operating expenses, excluding fuel, profit- sharing programs and special items	$2,457	$2,355

	Three Months Ended September 30,
	2010	2009

Net Income /(Loss) (in millions)	$354	$(18)

Special items:
Impairments	0	0
Special charges (net of tax of $0)	2	20
Merger-related costs (net of tax of $0)	11	0
Less: income tax benefit	0	0

Adjusted Net Income / (Loss) (a)	$367	$2

	Three Months Ended September 30,
	2010	2009

Earnings per Share

Diluted earnings per share	$2.16	$(0.14)

Special items:
Impairments	0.00	0.00
Special charges	0.01	0.16
Merger-related costs	0.07	0.00
Less: income tax benefit	0.00	0.00

Adjusted earnings per share (a)	$2.24	$0.02

(a)	These financial measures provide management and investors the ability to measure and monitor Continental’s performance on a consistent basis.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)

CASM Mainline Operations (cents)

Cost per available seat mile (CASM)	11.27	10.41	8.3%	11.29	10.60	6.5%

Less: Special items	(0.05)	(0.05)	NM	(0.06)	(0.08)	NM

CASM, excluding special items (a)	11.22	10.36	8.3%	11.23	10.52	6.7%

Less: Fuel cost per available seat mile (b)	(3.16)	(2.85)	10.9%	(3.14)	(2.82)	11.3%

CASM, excluding special items and fuel (a)	8.06	7.51	7.3%	8.09	7.70	5.1%

Less: profit sharing cost per available seat mile	(0.22)	0.00	NM	(0.10)	0.00	NM

CASM, excluding special items, fuel and profit sharing (a)	7.84	7.51	4.4%	7.99	7.70	3.8%

Add: Profit sharing held constant to prior year expense per available seat mile	0.00	0.00	NM	0.00	0.00	NM
Add: Current year fuel cost at prior year fuel price per available seat mile (b)	2.84	0.00	NM	2.80	0.00	NM
Add: Prior year fuel cost per available seat mile (b)	0.00	2.85	NM	0.00	2.82	NM

CASM, holding fuel rate and profit sharing constant and excluding special items (a)	10.68	10.36	3.1%	10.79	10.52	2.6%

	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)	2010	2009	(Decrease)

CASM Consolidated Operations (cents)

Cost per available seat mile (CASM)	12.06	11.25	7.2%	12.13	11.47	5.8%

Less: Special items	(0.04)	(0.07)	NM	(0.06)	(0.08)	NM

CASM, excluding special items (a)	12.02	11.18	7.5%	12.07	11.39	6.0%

Less: Fuel cost per available seat mile (b)	(3.38)	(3.05)	10.8%	(3.37)	(3.01)	12.0%

CASM, excluding special items and fuel (a)	8.64	8.13	6.3%	8.70	8.38	3.8%

Less: Profit sharing cost per available seat mile	(0.20)	0.00	NM	(0.09)	0.00	NM

CASM, excluding special items, fuel and profit sharing (a)	8.44	8.13	3.8%	8.61	8.38	2.7%

Add: Profit sharing held constant to prior year expense per available seat mile	0.00	0.00	NM	0.00	0.00	NM
Add: Current year fuel cost at prior year fuel price per available seat mile (b)	3.04	0.00	NM	3.00	0.00	NM
Add: Prior year fuel cost per available seat mile (b)	0.00	3.05	NM	0.00	3.01	NM

CASM, holding fuel rate and profit sharing constant and excluding special items (a)	11.48	11.18	2.7%	11.61	11.39	1.9%

(a)	These financial measures provide management and investors the ability to measure and monitor Continental’s performance on a consistent basis.
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the company’s control.

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS

	Three Months Ended September 30,		% Increase/		Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)		2010	2009	(Decrease)
Mainline Operations:
Passengers (thousands)	11,914	12,181	(2.2%)		34,087	34,619	(1.5%)
Revenue passenger miles (millions)	22,476	22,127	1.6%		62,278	60,589	2.8%
Available seat miles (millions)	25,961	25,803	0.6%		74,147	74,119	0.0%
Cargo ton miles (millions)	277	245	13.1%		825	664	24.2%

Passenger load factor:
Mainline	86.6%	85.8%	0.8	pts.	84.0%	81.7%	2.3	pts.
Domestic	87.0%	87.9%	(0.9)	pts.	85.2%	84.9%	0.3	pts.
International	86.2%	83.7%	2.5	pts.	82.9%	78.8%	4.1	pts.

Passenger revenue per available seat mile (cents)	11.43	9.46	20.8%		10.79	9.36	15.3%
Total revenue per available seat mile (cents)	12.92	10.84	19.2%		12.32	10.75	14.6%
Average yield per revenue passenger mile (cents)	13.20	11.04	19.6%		12.85	11.45	12.2%
Average fare per passenger	$252.23	$202.87	24.3%		$237.34	$202.62	17.1%

Cost per available seat mile (CASM) (cents):
CASM (a)	11.27	10.41	8.3%		11.29	10.60	6.5%
CASM, excluding special items and fuel (b)	8.06	7.51	7.3%		8.09	7.70	5.1%
CASM, excluding special items, fuel and profit sharing (b)	7.84	7.51	4.4%		7.99	7.70	3.8%
CASM, holding fuel rate and profit sharing constant and excluding special items (b)	10.68	10.36	3.1%		10.79	10.52	2.6%

Average price per gallon of jet fuel (cents) (c)	221.2	199.1	11.1%		220.7	196.9	12.1%
Average price per gallon of jet fuel excluding fuel hedge impacts (b)(c)	217.5	189.8	14.6%		218.9	165.8	32.0%
Fuel gallons consumed (millions)	370	369	0.3%		1,054	1,061	(0.7%)

Aircraft in fleet at end of period (d)	348	338	3.0%		348	338	3.0%
Average stage length (miles) (e)	1,836	1,783	3.0%		1,793	1,730	3.6%
Average daily utilization of each aircraft (hours)	10:47	11:06	(2.9%)		10:43	10:45	(0.2%)

(a)	Includes impact of special charges and merger-related costs.
(b)	See “NON-GAAP FINANCIAL MEASURES.”
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Excludes three grounded 737-300 aircraft and five grounded 737-500 aircraft at September 30, 2010.
(e)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

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UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS/Page

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS (cont’d)

	Three Months Ended September 30,		% Increase/		Nine Months Ended September 30,		% Increase/
	2010	2009	(Decrease)		2010	2009	(Decrease)
Regional Operations:
Passengers (thousands)	4,673	4,614	1.3%		13,335	12,932	3.1%
Revenue passenger miles (millions)	2,539	2,490	2.0%		7,287	6,984	4.3%
Available seat miles (millions)	3,147	3,130	0.5%		9,218	9,145	0.8%
Passenger load factor	80.7%	79.6%	1.1	pts.	79.0%	76.4%	2.6	pts.
Passenger revenue per available seat mile (cents)	18.69	16.14	15.8%		18.09	15.22	18.9%
Average yield per revenue passenger mile (cents)	23.17	20.29	14.2%		22.88	19.93	14.8%
Aircraft in fleet at end of period (a)	252	266	(5.3%)		252	266	(5.3%)
Average stage length (miles) (b)	527	518	1.7%		529	519	1.9%

Consolidated Operations (Mainline and Regional):
Passengers (thousands)	16,587	16,795	(1.2%)		47,422	47,551	(0.3%)
Revenue passenger miles (millions)	25,015	24,617	1.6%		69,565	67,573	2.9%
Available seat miles (millions)	29,108	28,933	0.6%		83,365	83,264	0.1%
Passenger load factor	85.9%	85.1%	0.8	pts.	83.4%	81.2%	2.2	pts.
Passenger revenue per available seat mile (cents)	12.21	10.19	19.8%		11.60	10.01	15.9%
Total revenue per available seat miles (cents)	13.58	11.46	18.5%		12.99	11.29	15.1%
Average yield per revenue passenger mile (cents)	14.21	11.97	18.7%		13.90	12.33	12.7%

CASM (c)	12.06	11.25	7.2%		12.13	11.47	5.8%
CASM, excluding special items and fuel (d)	8.64	8.13	6.3%		8.70	8.38	3.8%
CASM, excluding special items, fuel and profit sharing (d)	8.44	8.13	3.8%		8.61	8.38	2.7%
CASM, holding fuel rate and profit sharing constant and excluding special items (d)	11.48	11.18	2.7%		11.61	11.39	1.9%

Average price per gallon of jet fuel (cents) (e)	221.1	199.0	11.1%		220.7	196.5	12.3%
Fuel gallons consumed (millions)	445	443	0.5%		1,271	1,276	(0.4%)
Average full-time equivalent employees	38,900	39,930	(2.6%)		39,020	40,165	(2.9%)

Cash Flow ($ millions)
Operating cash flow	306	(172)	NM		1,307	187	NM

Capital expenditures	(98)	(154)	(36.4%)		(246)	(301)	(18.3%)

Aircraft purchase deposits refunded, net	94	25	NM		10	42	(76.2%)

(a)	Consists of flights operated under capacity purchase agreements with Continental’s regional carriers ExpressJet, Colgan, Chautauqua and CommutAir. Excludes 25 EMB-135 aircraft that are temporarily grounded and 38 ERJ-145 aircraft and five EMB-135 aircraft subleased to other operators but are not operated on the company’s behalf at September 30, 2010.
(b)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).
(c)	Includes impact of special charges and merger-related costs.
(d)	See “NON-GAAP FINANCIAL MEASURES.”
(e)	Fuel price per gallon includes aircraft fuel and related taxes.

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